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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 16, 2004


                              CENTRAL BANCORP, INC.
                          ----------------------------
               (Exact Name Of Registrant As Specified In Charter)


    MASSACHUSETTS                   0-25251                04-3447594
--------------------             --------------          -------------
(State Or Other Jurisdiction     (Commission            (IRS Employer
  Of Incorporation)              File Number)           Identification No.)



399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS                          02144
--------------------------------------------------------------------------------
(Address Of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (617) 628-4000
                                                           --------------



                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On September 16, 2004, Central Bancorp, Inc. (the "Registrant") completed a trust preferred securities financing in the amount of $5.1 million. In the transaction, the Registrant formed a Delaware statutory trust, known as Central Bancorp Capital Trust I (the "Trust"). The Trust issued and sold $5.1 million of trust preferred securities in a private placement and issued $158,000 of trust common securities to the Registrant. The Trust used the proceeds of these issuances to purchase $5,258,000 of the Registrant's floating rate junior subordinated debentures due September 16, 2034 (the "Debentures"). The interest rate on the Debentures and the trust preferred securities is variable and adjustable quarterly at 2.44% over three-month LIBOR. The Debentures are the sole assets of the Trust and are subordinate to all of the Registrant's existing and future obligations for borrowed money. The trust preferred securities generally rank equal to the trust common securities in priority of payment, but will rank prior to the trust common securities if and so long as the Registrant fails to make principal or interest payments on the Debentures. Concurrently with the issuance of the Debentures and the trust preferred securities, the Registrant issued a guarantee related to the trust securities for the benefit of the holders.

         The Debentures and the trust preferred securities each have 30-year lives. The trust preferred securities and the Debentures will each be callable by the Registrant or the Trust, at their respective option after five years, and sooner in certain specific events, including in the event that the securities are not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. Interest on the trust preferred securities and the Debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Effective September 17, 2004,  Directors Richard J. Lashley and Richard
J. Fates resigned from the Boards of Directors of the Registrant and Central Co-operative Bank (the "Bank"), and all committees of such Boards on which they served. In connection with the resignation of these directors, the Registrant's Board of Directors reduced the number of directors comprising the Registrant's Board of Directors from ten to eight.

ITEM 8.01    OTHER EVENTS

         On September 17, 2004, the Registrant completed the repurchase of 77,134 shares of its outstanding common stock, reducing the Registrant's outstanding common stock to 1,588,598 shares. In addition, the Central Co-operative Bank Employee Stock Ownership Trust (the "ESOP") completed the purchase of 77,134 share of the Registrant's common stock. The Company and the ESOP purchased the shares pursuant to the terms of the Stock Purchase Agreement, dated September 13, 2004, by and among the Registrant and the ESOP and PL Capital, LLC, Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, Richard Lashley, John W. Palmer and Richard J. Fates.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CENTRAL BANCORP, INC.



Date:   September 20, 2004              By: /s/ Michael K. Devlin
                                            ------------------------------------
                                            Michael K. Devlin
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer